Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of EQT Corporation:

●	Registration Statement (Form S-3 No. 333-158198) pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan;
●	Registration Statement (Form S-3 No. 333-267475) pertaining to the registration of Debt Securities, Preferred Stock and Common Stock;
●	Registration Statement (Form S-3 No. 333-258135) pertaining to the registration of Common Stock;
●	Registration Statement (Form S-3 No. 333-274147) pertaining to the registration of Common Stock;
●	Registration Statement (Form S-8 No. 333-82193) pertaining to the 1999 Non-Employee Directors’ Stock Incentive Plan;
●	Registration Statement (Form S-8 No. 333-32410) pertaining to the Deferred Compensation Plan and the Directors’ Deferred Compensation Plan;
●	Registration Statement (Form S-8 No. 333-122382) pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan;
●	Registration Statement (Form S-8 No. 333-264424) pertaining to the 2005 Directors’ Deferred Compensation Plan;
●	Registration Statement (Form S-8 No. 333-152044) pertaining to the 2008 Employee Stock Purchase Plan;
●	Registration Statement (Form S-8 No. 333-158682) pertaining to the 2009 Long-Term Incentive Plan;
●	Registration Statement (Form S-8 No. 333-195625) pertaining to the 2014 Long-Term Incentive Plan;
●	Registration Statement (Form S-8 No. 333-232657) pertaining to the 2019 Long-Term Incentive Plan;
●	Registration Statement (Form S-8 No. 333-237953) pertaining to the 2020 Long-Term Incentive Plan;
●	Registration Statement (Form S-8 No. 333-264423) pertaining to the 2020 Long-Term Incentive Plan; and
●	Registration Statement (Form S-8 No. 333-230969) pertaining to the Stock Option Inducement Award Agreement, dated April 22, 2019; the Performance Share Unit Inducement Award Agreement, dated April 22, 2019; the Restricted Stock Inducement Award Agreement (Cliff Vesting), dated April 22, 2019; and the Restricted Stock Inducement Award Agreement (Ratable Vesting), dated April 22, 2019;

of our report dated February 20, 2024, with respect to the consolidated financial statements of Equitrans Midstream Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2023, incorporated in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

July 22, 2024